Exhibit 99.1

RYVYL Expects 2023 Revenue to be Up >90% Over 2022 and Provides 2024 Revenue Guidance Up >67% Over 2023

- Processing volume hit $3 billion, up 58% over 2022 -

- Retains coyni to drive substantial revenue growth -

- Provides 2024 revenue guidance of $95 million to $100 million -

SAN DIEGO, CA – January 18, 2024 – RYVYL Inc. (NASDAQ: RVYL) (“RYVYL” or the “Company”), a leading innovator of payment transaction solutions leveraging proprietary blockchain ledger and electronic token technology for the diverse international markets, announced several milestones.

●	Preannounces Fourth Quarter and Year-end 2023 Revenue, Setting More Records

Management expects to deliver fourth quarter 2023 revenue of approximately $21 million, bringing the full-year 2023 revenue to exceed $64 million increasing 94% over 2022.

●	Strengthens Balance Sheet

During the fourth quarter of 2023, the Company reduced debt $60.3 million, lowering the total indebtedness to $19.7 million at December 31, 2023. In addition to cash flow from operations, in late December, the Company sold its Chicago office building for $2.7 million in gross proceeds. At December 31, 2023, cash, cash equivalents and restricted cash were $61.6 million, with $11.7 million being unrestricted cash.

●	Provides 2024 Revenue Guidance, Continuing Strong Trajectory

Management provided 2024 revenue guidance to be between $95 million and $100 million, up 67+% over 2023 expected revenue of $64 million.

●	Retains coyni to Capture Substantial Revenue Growth

The Company decided to retain RYVYL’s wholly owned subsidiary coyni, Inc. and use coyni® technology platform to expand payment processing and banking-as-a-service solutions rather than pursue its merger and spin out into a new publicly traded entity. By maintaining a consolidated product roadmap, RYVYL expects to leverage coyni in both existing and targeted new vertical markets for better operating efficiencies and financial outcome.

“RYVYL is shaping the future of financial transactions; in 2023, we drove meaningful operational and revenue growth while establishing a foundation to rapidly scale our processing volume, number of transactions, partnerships and Banking-as-a-Service platform,” said RYVYL Chairman Ben Errez. “We exceeded our plan for 2023, with processing volume reaching $3 billion, a 58% increase over 2022.

“Our recently formed partnerships and expanded solutions are positioned to improve customer service, increase customer loyalty, and create new revenue streams. Further, by maintaining coyni and RYVYL as a consolidated entity, we expect to capture substantial revenue growth in 2024 and fuel long-term shareholder value,” added Errez.

Fourth Quarter and Year-end 2023 About RYVYL

The Company intends to report its fourth quarter and year-end 2023 financial results on Tuesday, March 26, 2024, after the market close. Management will hold a conference call at 4:30 p.m. ET that day to discuss the results.

About RYVYL

RYVYL Inc. (NASDAQ: RVYL) Revolutionizing Global Payments: Our cutting-edge blockchain ledger-based platform offers a seamless and secure payment experience tailored for the diverse and ever-evolving global market. By harnessing the power of blockchain technology, we ensure unparalleled security, transparency, and immutability in all transactions. Our commitment to simplicity guarantees a user-friendly interface accessible to everyone, while robust compliance measures instill trust and confidence across borders and regulatory landscapes. www.ryvyl.com

Disclaimer Regarding Financial Information

The financial information presented in this press release is based on preliminary, unaudited financial statements prepared by management, for the year ended December 31, 2023, and has not yet been reviewed by the Company’s independent auditors. Accordingly, such financial information may be subject to change. All information contained in this press release will be qualified with reference to the audited financial results for the year ended December 31, 2023, which is expected to be released on or around March 26, 2024, and will be posted on www.SEC.gov. While the Company does not expect there to be any material changes to the financial information provided in this press release, any variation between the Company’s actual results and the preliminary financial information set forth herein may be material.

Cautionary Note Regarding Forward-Looking Statements.

This press release includes information that constitutes forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended. These forward-looking statements are based on the Company's current beliefs, assumptions and expectations regarding future events, which in turn are based on information currently available to the Company. Such forward-looking statements include statements regarding the timing of the filing of the aforementioned periodic reports. By their nature, forward-looking statements address matters that are subject to risks and uncertainties. A variety of factors could cause actual events and results to differ materially from those expressed in or contemplated by the forward-looking statements, including the risk that the completion and filing of the aforementioned periodic reports will take longer than expected and that additional information may become known prior to the expected filing of the aforementioned periodic reports with the SEC. Other risk factors affecting the Company are discussed in detail in the Company's filings with the SEC. The Company undertakes no obligation to publicly update or revise any forward-looking statement, whether as a result of new information, future events or otherwise, except to the extent required by applicable laws.

Investor Relations Contact:
Mark Schwalenberg
MZ Group - MZ North America
312-261-6430
RVYL@mzgroup.us
www.mzgroup.us